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                                                                    EXHIBIT 99.2

Contacts:         Michelle D. Monfor
                  Director, Investor Relations
                  (206) 467-3613

                  Kris Backes
                  Director, Corporate Affairs - Rocky Mountain Region
                  (406) 892-6280



                    PLUM CREEK TIMBER COMPANY, L.P. ANNOUNCES

                   NON-BINDING LETTER OF INTENT TO SELL ASSETS

                   IN NORTHEAST WASHINGTON AND NORTHERN IDAHO



         SEATTLE, WASHINGTON, September 4, 1996 -- Plum Creek Timber Company, L.P. (NYSE:PCL) announced today the signing of a non-binding letter of intent to sell 107,000 acres of timberland located in Northeast Washington and Northern Idaho and its sawmill near Colville, Washington to Stimson Lumber Company of Portland, Oregon for $150 million.

         The transaction is subject to the negotiation of a definitive purchase and sale agreement and receipt of approval under the Hart Scott Rodino Antitrust Improvements Act.

         Assuming the above conditions are met, the transaction is expected to close before the end of the year and prior to the closing of Plum Creek's previously announced Riverwood acquisition. This will enable Plum Creek to consummate a like-kind exchange and defer taxes associated with the sale to Stimson.

         Plum Creek is an integrated forest products company with timberlands and mills located in the Pacific Northwest.


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